PRESS RELEASE FOR IMMEDIATE RELEASE
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL
[OLATHE, KANSAS] July 27, 2016 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the fourth quarter fiscal 2016 and year ended April 30, 2016. In conjunction with the release, the Company has scheduled a conference call Friday, July 29, 2016 at 9:00 AM Central Daylight Time.

What:  Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When:  Friday, July 29, 2016 - 9:00AM Central Daylight Time

How:  Live via phone by dialing 877-358- 7305.  Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will be leading the call and discussing results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2017.

Historical selected financial data related to all operations:
Year Ended April 30			Quarter Ended April 30
(In thousands except per share data)			(In thousands except per share data)
	2016	2015	2016	2015
Net Revenue	$ 44,794	$ 47,062	$ 11,925	$ 11,836
Operating Income	622	1,319	418	(389)
Net Income (Loss)	24	27	381	(322)
Total Assets	42,697	41,598	42,697	41,598
Long-term Obligations	5,218	6,870	5,218	6,870
Stockholders' Equity	26,098	25,402	26,098	25,402
Weighted Average Shares – Diluted	63,467	62,260	63,467	62,260
Diluted Earnings per Share	0.00	0.00	0.01	(0.01)
New Product Research and Development Cost	1,838	2,048	515	828

Management Comments:

 "Fiscal 2016 was a challenging period for Butler National Corporation.  Revenue decreased 5% to $44.8 million in fiscal 2016 from $47.1 million in fiscal 2015.  Revenue from Professional Services decreased 3% and revenue from Aerospace Products decreased 8%.  Butler National Corporation continues to focus on growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2016 net income was $24,000 compared to a net income of $27,000 in fiscal 2015.  Fiscal 2016 operating margin was 2% compared to a 3% operating margin in fiscal 2015.  We continue to work to improve efficiencies in our implementation and operational processes and controlling general and administrative expenses.

The fourth quarter of fiscal 2016 was a positive quarter for Butler National Corporation.  Revenue increased 1% to $11.9 million in fourth quarter fiscal 2016, as compared to $11.8 million in fourth quarter fiscal 2015.  The fourth quarter of fiscal 2016 resulted in a net income of $381,000 compared to a net loss of $322,000 in fourth quarter fiscal 2015.  Backlog has increased to $11.8 million at July 22, 2016 compared to a backlog of $7.6 million at April 30, 2016.

During fiscal 2016, we invested approximately $1.8 million in projects focused on product development of new products.  We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from Professional Services decreased 3% to $29.8 million in fiscal 2016 from $30.8 million in fiscal 2015.  Costs decreased 5% in fiscal 2016 to $17.9 million compared to $18.8 million in fiscal 2015.  Expenses increased 1% in fiscal 2016 to $10.3 million compared to $10.2 million fiscal 2015.  Operating income from Professional Services decreased 11% to $1.6 million in fiscal 2016 compared to $1.8 million in fiscal 2015.

Aerospace Products:
Revenue decreased 8% to $15.0 million in fiscal 2016 compared to $16.3 million in fiscal 2015.  In an effort to offset decreased domestic military spending, the Company has invested in the development of several supplemental type certificates (STCs).  These STCs involve state-of-the-art avionics and solutions to solve obsolescence issues.  We are aggressively marketing these STCs both domestically and internationally.  Costs decreased 4% to $12.2 million in fiscal 2016 compared to $12.7 million in fiscal 2015.  Expenses decreased 6% in fiscal 2016 to $3.8 million compared to $4.1 million in fiscal 2015.  Aerospace Products had an operating loss of $975,000 in fiscal 2016 compared to an operating loss of $475,000 in fiscal 2015.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:
As of April 30, 2016, our backlog totaled approximately $7.6 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  As of July 22, 2016, our backlog totaled approximately $11.8 million.  This is consistent with the industry in which modification services and related contracts may take several months, and sometimes years, to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

 Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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